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                                                                     EXHIBIT 5.1




                                 March 26, 1997



Noble Affiliates, Inc.
110 West Broadway
Ardmore, Oklahoma 73401

Dear Sirs:

         We have acted as counsel for Noble Affiliates, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (No. 333-18929) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the registration of up to $575 million aggregate principal amount of debt securities ("Debt Securities") of the Company under the Securities Act of 1933, as amended (the "Securities Act"). The sales of the Debt Securities are proposed to be made in the manner described under "Plan of Distribution" in the prospectus forming a part of the Registration Statement (together with the form of prospectus supplement also forming a part thereof, the "Prospectus").

         Each series of Debt Securities will be issued under an Indenture (the "Indenture") to be entered into between the Company and a trustee (the "Trustee"), the forms of which Indenture are filed as Exhibits to the Registration Statement. Each series of Debt Securities will be evidenced by a supplement to the applicable Indenture (a "Supplemental Indenture").

         In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement, the form of the Indenture and such corporate records of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. Where facts material to the opinions hereinafter expressed were not independently established by us, we have relied upon the statements of officers of the Company, where we deemed such reliance appropriate under the circumstances.

         Based upon the foregoing and in reliance thereon, and subject to the assumptions and qualifications hereinafter specified, it is our opinion that when (i) a series of Debt Securities to be sold by the Company in the manner described in the Prospectus and the other matters relating thereto shall have been approved by the Board of Directors of the Company (or a duly appointed and authorized committee thereof), (ii) an Indenture and Supplemental Indenture with respect to such series of Debt Securities shall have been authorized, executed and delivered by the Company and the Trustee in substantially the forms filed as Exhibits to the Registration Statement, and (iii) the Debt Securities of such series shall have been issued, executed, authenticated, delivered and sold against payment therefor in accordance with the provisions of the Indenture and Supplemental Indenture relating thereto, the Debt Securities
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Noble Affiliates, Inc.
March 26, 1997
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of such series will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (A) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances, (B) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws related to or affecting creditors' rights generally, and (C) a holding or judicial determination by a court of competent jurisdiction that such obligations violate public policy of the State of Texas.

         We are members of the Bar of the State of Texas only and do not purport to be experts on the laws of any state or jurisdiction other than the State of Texas and the United States. Insofar as the opinions expressed herein relate to matters governed by Delaware law, we have relied solely upon a reading of the applicable statutes and the corporate records of the Company and certificates of public officials and officers of the Company referenced above with respect to the opinions given herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the caption "Validity of the [Debt Securities]" in the Prospectus and any related Prospectus Supplement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                        Respectfully submitted,

                                        THOMPSON & KNIGHT,
                                        A Professional Corporation


                                        By: /s/ Michael L. Bengtson
                                            ----------------------------------
                                            Michael L. Bengtson, Attorney